Exhibit 10.43

GUARANTY

     THIS GUARANTY (“Guaranty”) is made as of October 1, 2002 by George Rathmann, an individual (“Guarantor”), in favor of AMB PROPERTY, L.P., a Delaware limited partnership (“Seller”).

RECITALS

     A.     Seller, as landlord, and Hyseq, Inc., a Nevada corporation (“Buyer”), as tenant, are parties to that certain lease dated as of June 23, 2000 (the “Original Lease”), which Original Lease has been previously amended by that certain First Amendment to Lease Agreement dated December 14, 2000 (collectively, the “Lease”) relating to certain real property and improvements located at 225, 249 and 257 Humboldt Court, Sunnyvale, California (the “Property”), all as more particularly described in the Lease.

     B.     Pursuant to that certain Termination Agreement dated as of October 1, 2002 by and among Buyer, Seller and Guarantor (the “Termination Agreement”), Seller has agreed to terminate the Lease.

     C.     Pursuant to the terms of that certain Real Property Option and Sale Agreement and Joint Escrow Instructions dated as of October 1, 2002 by and between Buyer and Seller (“Option Agreement”), Seller has agreed to afford Buyer an option (“Option”) to purchase the Property upon the terms and conditions set forth in the Option Agreement. Initially capitalized terms not otherwise defined herein shall have the meaning given to them in the Option Agreement.

     D.     Pursuant to the Option Agreement, Buyer has executed or will execute in favor of Seller a promissory note (“Note”) in the principal amount of Two Million Six Hundred Thousand Dollars ($2,600,000). The Note, the Option Agreement, and the Termination Agreement are collectively referred to herein as the “Transaction Documents”.

     THEREFORE, to induce Seller to afford the Option to Buyer and to enter into the Transaction Documents, and in consideration thereof, Guarantor unconditionally guarantees and agrees as follows:

1.	GUARANTY.

     1.1. Guarantor hereby guarantees and promises to pay to Seller or order, on demand, in lawful money of the United States, in immediately available funds, the principal amount of the Note, together with all accrued interest, fees and charges on the entire principal amount of the Note.

     1.2. In addition to Guarantor’s obligations under Section 1.1 above, Guarantor hereby guarantees and promises to pay (a) any avoidance by Buyer, Buyer’s successor or Buyer’s creditors of all or any part of the sum of $3,100,000, which amount represents a portion of the termination fee heretofore paid to Seller pursuant to the Termination Agreement, or the recovery of any portion of such termination fee directly or indirectly from Seller as a preference, fraudulent transfer or otherwise under the Bankruptcy Code or other similar laws and (b) all legal costs and expenses incurred by Seller as a result of the occurrence of any of the events described in clause (a) above; provided that Guarantor’s liability under this Section 1.2 shall terminate as of February 3, 2003.

     1.3. The obligations of Buyer to Seller described in Sections 1.1 and 1.2 are sometimes collectively referred to herein as the “Obligations.”

     2.     REMEDIES. If Guarantor fails to promptly perform its obligations under this Guaranty, Seller may from time to time, and without first requiring performance by Buyer, bring any action at law or in equity or both to compel Guarantor to perform its obligations hereunder, and to collect in any such action compensation for all loss, cost, damage, injury and expense sustained or incurred by Seller as a direct or indirect consequence of the failure of Guarantor to perform its obligations together with interest thereon at the default rate of interest applicable to the principal balance of the Note, as specified therein.

     3.     RIGHTS OF LENDER. Guarantor authorizes Seller, without giving notice to Guarantor or obtaining Guarantor’s consent and without affecting the liability of Guarantor, from time to time to: (a) declare all sums owing to Seller under the Note due and payable upon the occurrence of an Event of Default (as defined in the Note); (b) take and hold security for the performance of Buyer’s obligations under the Note or the other Transaction Documents and exchange, enforce, waive and release any such security; (c) make extensions in the dates specified for payments of any sums payable in periodic installments under the Note or any other Transaction Document; (d) apply such security and direct the order or manner of sale thereof as Seller in its discretion may determine; (e) release, substitute or add any one or more endorsers of the Note or guarantors of Buyer’s obligations under the Note or the other Transaction Documents; (f) except as expressly directed by Buyer in writing to Seller with respect to particular payments, apply payments received by Seller from Buyer to any obligations of Buyer to Seller, in such order as Seller shall determine in its sole discretion, whether or not any such obligations are covered by this Guaranty; (g) assign this Guaranty in whole or in part; and (h) assign, transfer or negotiate all or any part of the indebtedness guaranteed by this Guaranty.

     4.     GUARANTOR’S WAIVERS. Guarantor waives: (a) any defense based upon the death, incapacity, lack of authority or termination of existence of, or revocation hereof by, any person or entity, or the substitution of any party hereto, or any legal disability or other defense of Buyer, any other guarantor or other person, or by reason of the cessation or limitation of the liability of Buyer from any cause other than full payment of all sums payable under the Note or any of the other Transaction Documents (subject to the provisions of Section 7 hereof); (b) any defense based upon any lack of authority of the officers, directors, shareholders or agents acting or purporting to act on behalf of Buyer or any principal of Buyer or any defect in the formation of Buyer or any principal of Buyer; (c) any and all rights and defenses arising out of an election of remedies by Seller; (d) any defense based upon Seller’s or Buyer’s failure to disclose to Guarantor any information concerning Buyer’s financial condition or any other circumstances bearing on Buyer’s ability to pay all sums payable under the Note or any of the other Transaction Documents; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (f) any defense based upon Seller’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute; (g) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (h) any right to enforce any remedy which Seller may have against Buyer and any right to participate in, or benefit from, any security for the Note or the other Transaction Documents now or hereafter held by Seller; (i) presentment, demand, protest and notice of any kind; and (j) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof. Guarantor further waives any and all rights and defenses that Guarantor may have in the event that Buyer’s obligations under any of the Transaction Documents is secured by real property; this means, among other things, that: (1) Seller may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Buyer; (2) if Seller forecloses on any real property collateral pledged by Buyer, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Seller may collect from Guarantor even if Seller, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Buyer. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Buyer’s debt is secured by real property. These rights and defenses being waived by Guarantor include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. Without limiting the generality of the foregoing or any other provision hereof, Guarantor further expressly waives for the period in which any of the Obligations remain outstanding any and all rights and defenses which might otherwise be available to Guarantor under California Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433, or under California Code of Civil Procedure Sections 580a, 580b, 580d and 726, or any of such sections. Finally, Guarantor agrees that the performance of any act or any payment which tolls any statute of limitations applicable to the Note or any of the Transaction Documents shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder.

     5.     GUARANTOR’S WARRANTIES. Guarantor warrants and acknowledges that: (a) Seller would not enter into the Transaction Documents but for this Guaranty; (b) there are no conditions precedent to the effectiveness of this Guaranty; (c) Guarantor has established adequate means of obtaining from sources other than Seller, on a continuing basis, financial and other information pertaining to Buyer’s financial condition and the status of Buyer’s performance of obligations under the Transaction Documents, and Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor’s risks hereunder and Seller has made no representation to Guarantor as to any such matters; (d) the most recent financial statements of Guarantor previously delivered to Seller are true and correct in all material respects, and fairly present the financial condition of Guarantor as of the respective dates thereof, and no material adverse change has occurred in the financial condition of Guarantor since the respective dates thereof; (e) Guarantor has not and will not, without the prior written consent of Seller, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or substantially all of Guarantor’s assets; and (f) Guarantor has the capacity and is legally competent to enter into this Guaranty.

     6.     SUBORDINATION. Guarantor subordinates all present and future indebtedness owing by Buyer to Guarantor to the Obligations. Upon the occurrence of an Event of Default (as defined in the Note), Guarantor agrees to make no claim for such indebtedness until all Obligations have been fully satisfied. Guarantor further agrees not to assign all or any part of such indebtedness unless Seller is given prior notice and the assignee acknowledges to Seller in writing that such indebtedness is subordinated to the Obligations to the same extent as provided under the terms of this Guaranty. Upon the occurrence of an Event of Default, any payment received by Guarantor on account of such indebtedness shall be held in trust by Guarantor for

Seller, and forthwith paid over to Seller, until such time as the Obligations have been satisfied in full.

     7.     BANKRUPTCY OF BORROWER. In any bankruptcy or other proceeding occurring during the period in which any of the Obligations remain outstanding in which the filing of claims is required by law, Guarantor shall file all claims which Guarantor may have against Buyer relating to any indebtedness of Buyer to Guarantor and shall assign to Seller all rights of Guarantor thereunder. If Guarantor does not file any such claim, Seller, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Seller’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Seller’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Seller or its nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Seller the amount payable on such claim unless and until the Obligations have been satisfied in full and, to the full extent necessary for that purpose, Guarantor hereby assigns to Seller all of Guarantor’s rights to any such payments or distributions; provided, however, Guarantor’s obligations hereunder shall not be satisfied except to the extent that Seller receives cash by reason of any such payment or distribution. If Seller receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty. Subject to the limitations set forth in Section 1.2, if all or any portion of the obligations guaranteed hereunder are paid or performed, the obligations of Guarantor hereunder shall continue and shall remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Seller as a preference, fraudulent transfer or otherwise under the Bankruptcy Code or other similar laws, irrespective of (a) any notice of revocation given by Guarantor prior to such avoidance or recovery, (b) full payment and performance of all of the indebtedness and obligations evidenced by the Transaction Documents, or (c) Seller’s surrender or cancellation or exoneration of this Guaranty.

     8.     ADDITIONAL, INDEPENDENT AND UNSECURED OBLIGATIONS. This Guaranty is a continuing guaranty of payment and not of collection and cannot be revoked by Guarantor and shall continue to be effective with respect to any indebtedness referenced in Section 1 hereof arising or created after any attempted revocation hereof or after the death of Guarantor, in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs. The obligations of Guarantor hereunder shall be in addition to and shall not limit or in any way affect the obligations of Guarantor under any other existing or future guaranties unless said other guaranties are expressly modified or revoked in writing. This Guaranty is independent of the obligations of Buyer under the Note and the other Transaction Documents. Seller may bring a separate action to enforce the provisions hereof against Guarantor without taking action against Buyer or any other party or joining Buyer or any other party as a party to such action. This Guaranty is not secured and shall not be deemed to be secured by any security instrument unless such security instrument expressly recites that it secures this Guaranty.

     9.     ATTORNEYS’ FEES; ENFORCEMENT. If any attorney is engaged by Seller to enforce or defend any provision of this Guaranty or the Note or the Subordination Agreement (as defined in the Option Agreement), or as a consequence of any default under the Note, this

Guaranty or the Subordination Agreement, with or without the filing of any legal action or proceeding, Guarantor shall pay to Seller, immediately upon demand all reasonable attorneys’ fees and costs incurred by Seller in connection therewith, together with interest thereon from the date of such demand until paid at the default rate of interest applicable to the principal balance of the Note as specified therein.

     10.     RULES OF CONSTRUCTION. The word “Buyer” as used herein shall include both the named Buyer and any other person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Buyer under the Note and the other Transaction Documents. The term “person” as used herein shall include any individual, company, trust or other legal entity of any kind whatsoever. If this Guaranty is executed by more than one person, the term “Guarantor” shall include all such persons. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and vice versa. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

     11.     CREDIT REPORTS. Each legal entity and individual obligated under and executing this Guaranty hereby authorizes Seller to order and obtain from time to time, from a credit reporting agency of Seller’s choice, a third party credit report on such legal entity and individual.

     12.     GOVERNING LAW. This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of California, except to the extent preempted by federal laws. Guarantor and all persons and entities in any manner obligated to Seller under this Guaranty consent to the jurisdiction of any federal or state court within the State of California having venue in San Francisco, California, and also consent to service of process by any means authorized by California or federal law.

     13.     MISCELLANEOUS. The provisions of this Guaranty will bind and benefit the heirs, executors, administrators, legal representatives, nominees, successors and assigns of Guarantor and Seller. The liability of all persons and entities who are in any manner obligated hereunder shall be joint and several. If any provision of this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Guaranty and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been part of this Guaranty.

     14.     ENFORCEABILITY. Guarantor hereby acknowledges that: (a) the obligations undertaken by Guarantor in this Guaranty are complex in nature, and (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Seller’s consideration for entering into this transaction, Seller has specifically bargained for the waiver and relinquishment by Guarantor of all such defenses, and (d) Guarantor has sought and received legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein. Given all of the above, Guarantor does hereby represent and confirm to Seller that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand: (i) the nature of all such possible defenses, and (ii) the circumstances under which such defenses may arise, and (iii) the benefits which such defenses might confer upon Guarantor, and (iv) the legal consequences to Guarantor of waiving such defenses. Guarantor acknowledges that Guarantor makes this Guaranty with the intent that this Guaranty and all of the informed waivers herein shall each and all be fully enforceable by Seller, and that Seller is induced to enter into this transaction and the Transaction Documents in material reliance upon the presumed full enforceability thereof.

     15.     WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS GUARANTY, AND BY ITS ACCEPTANCE HEREOF, SELLER, HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE TRANSACTION DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE TRANSACTION DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY AND SELLER HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS GUARANTY AND SELLER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO AND SELLER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY HERETO AND SELLER CONSENTS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT WITHIN THE STATE OF CALIFORNIA HAVING VENUE IN SAN FRANCISCO, CALIFORNIA.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date appearing on the first page of this Guaranty.

GUARANTOR:

By:
George Rathmann, an individual

SSN:

APPROVED AS TO FORM:

Alan D. Smith, Attorney for Guarantor

CONSENT OF SPOUSE:

     The undersigned, the wife of George Rathmann, hereby consents to the foregoing Guaranty and acknowledges that such Guaranty creates binding obligations on George Rathmann and the undersigned, and of their individual, joint and community assets.

By:

Frances Joy Rathmann
SSN:

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